CERTIFICATION
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

The undersigned, the President and Secretary of the Ehrenkrantz Trust (the "Fund"), with respect to the Form N-CSRS for the period ended December 31, 2005 as filed with the Securities and Exchange Commission, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that, to the best of my knowledge:

        1. such Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: 8-24-2006



                                      /s/ Thomas Giugliano
                                          Thomas Giugliano, President &
                                          Secretary

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Ehrenkrantz Trust and will be retained by the Ehrenkrantz Trust and furnished to the Securities and Exchange Commission or its staff upon request.